[LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]

Board of Directors
EYI Industries, Inc.
Burnaby, B.C. Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 30, 2007, on the financial statements of EYI Industries, Inc. as of December 31, 2006 and the period then ended, and the inclusion of our name under the heading “Experts” in the Post-Effective Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

May 4, 2007